To all whom these Presents shall come or may Concern, Know That

FORTICELL BIOSCIENCE, INC., on behalf of itself and its subsidiaries, as RELEASOR, in consideration of the general release dated the date hereof and received from Paul Royalty Fund L.P. (the "PRF Forticell Release"), receipt of which is hereby acknowledged, except as provided in the last sentence of this paragraph releases and forever discharges PAUL ROYALTY FUND L.P., its affiliates and their respective partners, managers, directors, officers and employees, and all current and former members of the Board of Directors of RELEASOR that have been designated by Paul Royalty Fund L.P., and each of their respective heirs, executors, administrators, successors and assigns (each, a "RELEASEE"), from all actions, causes of action, suits, debts, dues, sums of money, accounts reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against such RELEASEE, the RELEASOR and the RELEASOR'S heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE. This RELEASE includes but is not limited to, all of Paul Royalty Fund L.P.'s obligations to the RELEASOR pursuant to the Amended and Restated Exchange Agreement between Paul Royalty Fund L.P. and the RELEASOR (then known as Ortec International, Inc.) dated June 18, 2007 (the "Exchange Agreement"). Notwithstanding the foregoing, (a) this Release shall not cover, release or discharge the obligations of Paul Royalty Fund L.P. under (i) the PRF Forticell Release and (ii) the Affidavit of Loss and Indemnity dated the date hereof and delivered by PRF to RELEASOR in respect of the lost Forticell Series E Warrant Certificate No. 20, and (b) Paul Royalty Fund L.P.'s obligation to release all security interests Paul Royalty Fund L.P. had in the intellectual property of RELEASOR prior to the closing under the Exchange Agreement shall continue in force (Paul Royalty Fund L.P.'s reasonable costs incurred in obtaining or confirming such release to be reimbursed by RELEASOR), except that Paul Royalty Fund L.P. will not be obligated to release and assign back such intellectual property to RELEASOR so long as Paul Royalty Fund L.P.'s security interest in such intellectual property set forth in the Security Agreement and the Patent Assignment, each dated even date herewith, between RELEASOR and Paul Royalty Fund L.P. continues in force.

RELEASOR also agrees that it will not, and will take reasonable measures to cause its affiliates, directors and officers not to, and will not encourage others to, criticize, denigrate or disparage Paul Royalty Fund L.P. or any of its affiliates, or any of their respective partners, directors, managers, officers or employees.

The words "RELEASOR" and "RELEASEE" include all releasors and releasees under this RELEASE.

This RELEASE may not be changed orally.

IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed by its duly authorized officer on September 22, 2008.

In presence of:

FORTICELL BIOSCIENCE, INC.

By:	/s/ Alan W. Schoenbart
Name: Alan W. Schoenbart
Title: Chief Financial Officer

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 22nd day of September, in the year 2008, before me, the undersigned, a notary public in and for said state, personally appeared Alan W. Schoenbart personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

___________________________
Notary Public